UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2015

McGRAW HILL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of principal executive offices) (Zip Code)

(212) 438-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2015, McGraw Hill Financial, Inc. (“MHFI” or the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Venus Sub LLC, a wholly owned subsidiary of MHFI (“Merger Sub”), SNL Financial LC (“SNL Financial”), and New Mountain Partners III (AIV-C), L.P., solely in its capacity as the representative for SNL Financial’s unitholders. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into SNL Financial (the “Merger”), with SNL Financial continuing as the surviving entity and a wholly owned subsidiary of the Company. The Merger Agreement provides that MHFI will pay an aggregate consideration of approximately $2.225 billion in cash to acquire SNL Financial on a cash-free, debt-free basis, subject to working capital and certain other closing adjustments.

The completion of the Merger is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. MHFI’s and Merger Sub’s obligations to consummate the Merger are not subject to a financing condition.

The Merger Agreement may be terminated under certain limited circumstances. The Merger Agreement provides that MHFI will be required to pay SNL Financial a reverse termination fee of $133.5 million under specified circumstances relating to the failure to obtain regulatory approvals required to consummate the transaction set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about SNL Financial or MHFI. In particular, the representations, warranties and covenants contained in the Merger Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) were solely for the benefit of the parties to the Merger Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures, (4) were made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing matters subject to representations and warranties as facts and (5) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by MHFI. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about MHFI that is included in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission.

Item 8.01	Other Events.

Also on July 24, 2015, in connection with the Merger Agreement, MHFI entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (the “Commitment Party”). The Commitment Letter provides that, on the terms and subject to the conditions set forth therein, the Commitment Party will lend up to $1.0 billion to MHFI under an unsecured bridge facility, the proceeds of which may be used to pay for the acquisition of SNL Financial and related transaction costs. The commitment is subject to various conditions, including (i) the accuracy of certain representations and warranties, (ii) the execution of satisfactory definitive documentation and (iii) other customary closing conditions for agreements of this type.

Forward Looking Statements

This report contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this report and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; and the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	the impact of the acquisition of SNL Financial, including the impact on the Company’s results of operations; any failure to successfully integrate SNL Financial into the Company’s operations and generate anticipated synergies and other cost savings; any failure to attract and retain key employees to execute SNL Financial’s growth strategy; and any failure to realize the intended tax benefits of the acquisition;

•	the Company’s ability to obtain the requisite regulatory approvals and to satisfy the other conditions to complete the SNL Financial acquisition; the Company’s ability to obtain sufficient debt to finance the acquisition on favorable terms; the risk of litigation, competitive responses, or unexpected costs, charges or expenses resulting from or relating to the acquisition; and any disruption to the business of the Company or SNL Financial due to the announcement or completion of the acquisition or any transaction-related uncertainty;

•	the rapidly evolving regulatory environment, in the United States and abroad, affecting Standard & Poor’s Ratings Services, Platts, S&P Dow Jones Indices, S&P Capital IQ, SNL Financial and the Company’s other businesses, including new and amended regulations and the Company’s compliance therewith;

•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

•	worldwide economic, financial, political and regulatory conditions;

•	the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances;

•	the level of interest rates and the strength of the credit and capital markets in the United States and abroad;

•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

•	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings;

•	the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential of a system or network disruption that results in regulatory penalties, remedial costs or improper disclosure of confidential information or data;

•	the effect of competitive products and pricing;

•	consolidation in the Company’s end-customer markets;

•	the impact of cost-cutting pressures across the financial services industry;

•	a decline in the demand for credit risk management tools by financial institutions;

•	the level of success of new product developments and global expansion;

•	the level of merger and acquisition activity in the United States and abroad;

•	the volatility of the energy marketplace;

•	the health of the commodities markets;

•	the impact of cost-cutting pressures and reduced trading in oil and other commodities markets;

•	the strength and performance of the domestic and international automotive markets;

•	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;

•	the level of restructuring charges the Company incurs;

•	the level of the Company’s capital investments;

•	the level of the Company’s future cash flows;

•	the Company’s ability to make acquisitions and dispositions and to integrate, and realize expected synergies, savings or benefits from the businesses it acquires;

•	the Company’s ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event;

•	changes in applicable tax or accounting requirements; and

•	the Company’s exposure to potential criminal sanctions or civil penalties if it fails to comply with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan and Syria, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including the “Risk Factors” section in the Company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2015, by and among McGraw Hill Financial, Inc., Venus Sub LLC, SNL Financial LC and New Mountain Partners III (AIV-C), L.P., solely as the Unitholders’ Representative.†

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MHFI hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2015

By:	/s/ Scott L. Bennett
Name:	Scott L. Bennett
Title:	Senior Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2015, by and among McGraw Hill Financial, Inc., Venus Sub LLC, SNL Financial LC and New Mountain Partners III (AIV-C), L.P., solely as the Unitholders’ Representative.†

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. MHFI hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.